Exhibit 99.1
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE REVLON, INC. SHAREHOLDERS LITIGATION	Consol. C.A. No. 4578-VCL

NOTICE OF PENDENCY OF CLASS ACTION, PROPOSED SETTLEMENT OF CLASS ACTION,
SETTLEMENT HEARING AND RIGHT TO APPEAR

TO:
RECORD AND BENEFICIAL HOLDERS OF REVLON, INC. ("REVLON" OR THE "COMPANY") CLASS A COMMON STOCK, THEIR RESPECTIVE SUCCESSORS IN INTEREST, SUCCESSORS, PREDECESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, TOGETHER WITH THEIR PREDECESSORS AND SUCCESSORS AND ASSIGNS, WHO HELD SHARES OF  REVLON CLASS A COMMON STOCK AT ANY TIME BETWEEN AND INCLUDING AUGUST 10, 2009 AND OCTOBER 8, 2009, INCLUDING, BUT NOT LIMITED TO, STOCKHOLDERS WHO TENDERED SHARES IN THE EXCHANGE OFFER (AS DEFINED BELOW), BUT EXCLUDING:  (i) FIDELITY MANAGEMENT & RESEARCH COMPANY ("FMR CO.") AND ITS INVESTMENT ADVISORY AFFILIATES, ALL OF WHICH ARE DIRECT OR INDIRECT SUBSIDIARIES OF FMR LLC, WHICH AT THE TIME OF THE EXCHANGE OFFER WAS THE LARGEST UNAFFILIATED REVLON STOCKHOLDER; (ii) THE FOLLOWING FUNDS ADVISED BY FMR CO. OR ITS INVESTMENT ADVISORY AFFILIATES: (a) FIDELITY SECURITIES FUND:  LEVERAGED COMPANY STOCK FUND; (b) FIDELITY ADVISOR SERIES I:  ADVISOR LEVERAGED COMPANY STOCK FUND; AND (c) FIDELITY ADVISOR HIGH YIELD PORTFOLIO; (iii) THE FOLLOWING INSTITUTIONAL CLIENT ACCOUNTS OR FUNDS THAT ARE ADVISED BY AN INVESTMENT ADVISORY AFFILIATE OF FMR CO.:  (a) FIDELITY CANADIAN BALANCED FUND – HIGH YIELD BOND SUBACCOUNT; (b) PENSION RESERVE INVESTMENT MANAGEMENT BOARD OF MASSACHUSETTS HIGH YIELD BOND ACCOUNT; (c) GENERAL MOTORS HOURLY-RATE EMPLOYEES PENSION TRUST 7N1J (SUCCESSOR IN INTEREST); AND (d) GENERAL MOTORS SALARIED EMPLOYEES PENSION TRUST 7N1L (SUCCESSOR IN INTEREST); (iv) ARCHVIEW FUND L.P (AND ITS PREDECESSOR ENTITY, ARCHVIEW CREDIT OPPORTUNITIES FUND L.P.); (v) ARCHVIEW MASTER FUND LTD. (AND ITS PREDECESSOR ENTITY, ARCHVIEW CREDIT OPPORTUNITIES MASTER FUND LTD.); AND (vi) DEFENDANTS (AS DEFINED BELOW), ANY REVLON OFFICERS AND DIRECTORS IDENTIFIED IN REVLON'S 2009 ANNUAL REPORT WHO WOULD OTHERWISE BE PART OF THE CLASS, AND MEMBERS OF MACANDREWS & FORBES (AS DEFINED BELOW) MANAGEMENT WHO PARTICIPATED IN THE EXCHANGE OFFER (AS DEFINED BELOW) (THE "CLASS").

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE CONSOLIDATED ACTION (AS DEFINED BELOW) REFERRED TO IN THE CAPTION ABOVE AND CONTAINS IMPORTANT INFORMATION.  YOUR RIGHTS WILL BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THIS LITIGATION.  IF THE COURT (AS DEFINED BELOW) APPROVES THE PROPOSED SETTLEMENT DESCRIBED BELOW, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR PURSUING THE SETTLED CLAIMS (AS DEFINED BELOW) AGAINST THE RELEASED PERSONS (AS DEFINED BELOW).  COURT APPROVAL OF THE SETTLEMENT WILL ALSO RESOLVE SIMILAR CLAIMS IN RELATED CLASS ACTIONS CAPTIONED GAROFALO v. REVLON, INC., ET AL., C.A. NO. 1:09-CV-01008-GMS (D. DEL.) AND SULLIVAN v. PERELMAN, ET AL., NO. 650257/2009 (N.Y. SUP. CT.).

IN ADDITION TO THE PROPOSED SETTLEMENT OF THE CONSOLIDATED ACTION (AS DEFINED BELOW) CAPTIONED ABOVE, REVLON WILL ISSUE OR HAS ISSUED A SEPARATE NOTICE ABOUT THE PROPOSED SETTLEMENT OF A RELATED DERIVATIVE ACTION CAPTIONED SMUTEK v. PERELMAN, ET AL., NO. 1:10-CV-00392-GMS (D. DEL.).  THAT NOTICE WILL BE OR HAS BEEN POSTED ON REVLON'S WEBSITE AT WWW.REVLON.COM ON THE INVESTOR RELATIONS PAGE, WHICH CAN BE ACCESSSED THROUGH THE CORPORATE PAGE, UNDER THE HEADING "SMUTEK DERIVATIVE ACTION SETTLEMENT NOTICE."  THAT NOTICE WILL ALSO BE OR HAS BEEN ATTACHED TO A FORM 8-K FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, AND WILL BE AVAILABLE ON REVLON'S WEBSITE AT WWW.REVLON.COM ON THE INVESTOR RELATIONS PAGE, WHICH CAN BE ACCESSED THROUGH THE CORPORATE PAGE, UNDER THE HEADING "SEC FILINGS."

IF YOU WERE NOT THE BENEFICIAL HOLDER OF CLASS A COMMON STOCK OF REVLON, BUT HELD SUCH STOCK FOR A BENEFICIAL HOLDER, READ THE SECTION BELOW ENTITLED "NOTICE TO PERSONS OR ENTITIES THAT HELD OWNERSHIP ON BEHALF OF OTHERS."

The purpose of this Notice is to inform you of a proposed settlement (the "Settlement") of the above-captioned Consolidated Action (as defined below) pending before Vice Chancellor J. Travis Laster in the Delaware Court of Chancery (the "Court" or the "Delaware Chancery Court").  This Notice also informs you of the Court's preliminary certification of the Class for purposes of the proposed Settlement, and of your right to participate in a hearing to be held before the Court, in the Delaware Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 on February 20, 2013 at 10:00 a.m. (the "Settlement Hearing").

The Court has determined for purposes of the proposed Settlement only that the Consolidated Action (as defined below) shall be preliminarily maintained as a non opt-out class action under Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), by plaintiffs Edward S. Gutman and Lawrence Corneck ("Plaintiffs") as Class representatives, on behalf of the Class.

The purpose of the Settlement Hearing is to:  (i) determine whether the Class as defined above should be certified; (ii) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Class; (iii) determine whether an Order and Final Judgment should be entered pursuant to the Stipulation (as defined below), dismissing the Consolidated Action (as defined below); (iv) determine whether Plaintiffs and Delaware Lead Counsel (as identified below) have adequately represented the Class; (v) consider Delaware Lead Counsel's application for an award of attorneys' fees and expenses on behalf of all plaintiffs' counsel in the Actions (as defined below) as well as any compensatory award for plaintiffs (the "Fee Application"); (vi) consider any objections to the proposed Settlement or Fee Application; and (vii) rule on such other matters as the Court may deem appropriate.

If you are a member of the Class, this Notice will inform you of how, if you so choose, you may enter your appearance in the Consolidated Action (as defined below) or object to the proposed Settlement or Fee Application and have your objection heard at the Settlement Hearing.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES.  IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE CONSOLIDATED ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY, OR MAY NOT, WISH TO TAKE IN RELATION TO THE CONSOLIDATED ACTION.

Background and Description of the Consolidated Action

On April 20, 2009, Revlon announced that MacAndrews & Forbes Holdings Inc. ("MacAndrews & Forbes") proposed a merger transaction (the "Proposal").

On April 24, 2009, plaintiff Vern Mercier filed a verified complaint against Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, Revlon, MacAndrews & Forbes (collectively, "Defendants"), and now-former Revlon director Kenneth L. Wolfe ("Wolfe") on behalf of a putative class of Revlon's stockholders in the Delaware Chancery Court captioned Mercier v. Perelman, et al., C.A. No. 4532-VCL (Del. Ch.) (the "Mercier Action").

On May 1, 2009, plaintiff Arthur Jurkowitz filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon's stockholders in the Delaware Chancery Court, captioned Jurkowitz v. Perelman, et al., C.A. No. 4557-VCL (Del. Ch.) (the "Jurkowitz Action").

On May 4, 2009, plaintiff Stanley S. Sullivan filed a complaint against Defendants and Wolfe on behalf of a putative class of Revlon's stockholders in the New York State Supreme Court, captioned Sullivan v. Perelman, et al., No. 650257/2009 (N.Y. Sup. Ct.) (the "Sullivan Action").

Wolfe was later dismissed by plaintiff Stanley S. Sullivan from the Sullivan Action.

On May 5, 2009, plaintiff Suri Lefkowitz filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon's stockholders in the Delaware Chancery Court, captioned Lefkowitz v. Revlon, Inc., et al., C.A. No. 4563-VCL (Del. Ch.) (the "Lefkowitz Action").

On May 12, 2009, plaintiff T. Walter Heiser filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon's stockholders in the Delaware Chancery Court, captioned Heiser v. Revlon, Inc., et al., C.A. No. 4578-VCL (Del. Ch.) (the "Heiser Action").

The Mercier Action, Jurkowitz Action, Lefkowitz Action and Heiser Action challenged the Proposal (collectively, the "Initial Delaware Actions").

The Sullivan Action also challenged the Proposal.

On June 24, 2009, the Initial Delaware Actions were consolidated under the caption In re Revlon, Inc. Shareholders Litigation, C.A. No. 4578-VCL (Del. Ch.).

On August 10, 2009, the Company launched a voluntary exchange offer (the "Exchange Offer").

Following amendments to the terms of the Exchange Offer, the final date on which tenders of Revlon Class A Common Stock could be made was October 7, 2009.

On October 8, 2009, the Company consummated the Exchange Offer.

Pursuant to the Exchange Offer, Revlon issued to stockholders who elected to tender shares into the Exchange Offer 9,336,905 shares of its newly issued Series A Preferred Stock in exchange for the same number of shares of Revlon Class A Common Stock tendered in the Exchange Offer.

On October 29, 2009, Revlon announced its third quarter results for the fiscal quarter ended September 30, 2009.

On December 21, 2009, plaintiff Edward S. Gutman filed a verified complaint on behalf of a putative class of Revlon's stockholders in the Delaware Chancery Court captioned Gutman v. Perelman, et al., C.A. No. 5158-VCL (Del. Ch.) (the "Gutman Action").

On December 21, 2009, plaintiff Lawrence Corneck filed a verified complaint on behalf of a putative class of Revlon's stockholders in the Delaware Chancery Court captioned Corneck v. Perelman, et al., C.A. No. 5160-VCL (Del. Ch.) (the "Corneck Action").

The Gutman Action and the Corneck Action alleged breach of fiduciary duty claims in connection with the Exchange Offer and alleged that information regarding the Company's financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

On December 24, 2009, an amended complaint was filed in the Sullivan Action on behalf of stockholders that participated in the Exchange Offer, alleging, among other things, that information regarding the Company's financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

On December 31, 2009, plaintiff John Garofalo filed a putative class action complaint on behalf of stockholders that participated in the Exchange Offer against Defendants1 in the United States District Court for the District of Delaware (the "Delaware District Court") captioned Garofalo v. Revlon, Inc., et al., C.A. No. 1:09-cv-01008-GMS (D. Del.) (the "Garofalo Action"), alleging federal and state law claims in connection with the Exchange Offer and alleging that information regarding the Company's financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

On January 6, 2010, an amended complaint was filed in the Initial Delaware Actions against Defendants and Wolfe, making allegations similar to those contained in the amended Sullivan Action complaint.

1 Wolfe was initially named as a defendant in the Garofalo Action, but was later dismissed.

On January 15, 2010, the Delaware Chancery Court consolidated the Gutman Action and Corneck Action with the previously consolidated Initial Delaware Actions (the Initial Delaware Actions, Gutman Action and Corneck Action, collectively, are hereafter referred to as the "Consolidated Action").

On March 16, 2010, the Delaware Chancery Court changed the leadership structure for plaintiffs in the Consolidated Action, appointing Smith Katzenstein & Furlow, LLP (now Smith Katzenstein & Jenkins, LLP), Harwood Feffer LLP, and the Law Offices of Curtis V. Trinko, LLP as lead counsel for plaintiffs in the Consolidated Action ("Delaware Lead Counsel").

On March 16, 2010, the Delaware District Court appointed Berger & Montague, P.C. as lead counsel in the Garofalo Action.

On May 11, 2010, Richard Smutek, on behalf of Revlon, filed a derivative complaint against Defendants (in which Revlon was named as a nominal defendant) and current Revlon director Richard J. Santagati ("Santagati") in the Delaware District Court captioned Smutek v. Perelman, et al., No. 1:10-CV-00392-GMS (D. Del.) (the "Smutek Action"), in connection with the Exchange Offer and the alleged failure to disclose information in the Exchange Offer materials regarding the Company's financial results for the third quarter 2009.
Plaintiff Richard Smutek later filed a voluntary dismissal of Santagati from the Smutek Action.

The complaint in the Smutek Action alleged, among other things, that Defendants' alleged misconduct with respect to the Exchange Offer exposed Revlon to litigation such as the Garofalo Action, Gutman Action and Corneck Action, and potential damages arising therefrom.

On May 25, 2010, an amended complaint was filed in the Consolidated Action alleging breach of fiduciary duty claims in connection with the Exchange Offer and claiming that information regarding the Company's financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

Wolfe was not named as a defendant in the amended complaint filed in the Consolidated Action.

The amended complaint in the Consolidated Action was brought on behalf of both stockholders who participated in the Exchange Offer and stockholders who did not participate in the Exchange Offer.

On July 9, 2010, Defendants answered the amended complaint in the Consolidated Action.

On August 16, 2010, Defendants moved to dismiss the complaint in the Smutek Action.

Defendants' motions to dismiss the complaint in the Smutek Action are fully briefed and currently pending.

On July 29, 2011, an amended complaint was filed in the Garofalo Action.

Wolfe was not named as a defendant in the amended complaint filed in the Garofalo Action.

On January 10, 2012, Delaware Lead Counsel filed a motion for class certification, seeking certification of two subclasses:  one subclass of stockholders who participated in the Exchange Offer and another subclass of stockholders who did not participate in the Exchange Offer.

On January 31, 2012, Defendants filed motions to dismiss the amended complaint in the Garofalo Action.

On March 2, 2012, the plaintiff in the Garofalo Action filed a response opposing Defendants' motions to dismiss, and a motion alternatively seeking leave to amend and file a second amended complaint.

The motions to dismiss and amend in the Garofalo Action are fully briefed and currently pending.

Merits discovery is proceeding in the Consolidated Action.

By agreement of the parties, the plaintiff in the Garofalo Action has participated in the merits discovery proceeding in the Consolidated Action, and the plaintiff in the Sullivan Action had the opportunity to participate.

Defendants have produced tens of thousands of documents as part of merits discovery.

Delaware Lead Counsel has produced documents on behalf of Plaintiffs in the Consolidated Action.

Numerous third parties have been subpoenaed and produced documents as part of merits discovery.

Two representatives of Barclays Capital Inc., Revlon directors Debra L. Lee and Meyer Feldberg, and Wolfe have been deposed.

Defendants deposed proposed class representatives Plaintiffs Edward S. Gutman and Lawrence Corneck.

On December 6, 2010, Delaware Lead Counsel retained and thereafter consulted regularly with a financial advisor, who evaluated the claims asserted in the Actions (as defined below) and potential settlement.

Beginning in September 2011 and continuing from time to time thereafter, Delaware Lead Counsel and counsel for Defendants discussed a potential resolution of the Consolidated Action.

In April 2012, an in-person meeting to discuss settlement of the Consolidated Action took place among multiple attorneys for plaintiffs in the Consolidated Action and multiple attorneys for Defendants.

On June 21, 2012 and July 17, 2012, Defendants reached agreements to settle claims in connection with the Exchange Offer directly with the following stockholders that had participated in the Exchange Offer and were members of the putative class on whose behalf the Actions (as defined below) have been brought:  (i) FMR Co. and its investment advisory affiliates, all of which are direct or indirect subsidiaries of FMR LLC, which at the time of the Exchange Offer was the largest unaffiliated Revlon stockholder; (ii) the following funds advised by FMR Co. or its investment advisory affiliates:  (a) Fidelity Securities Fund:  Leveraged Company Stock Fund; (b) Fidelity Advisor Series I:  Advisor Leveraged Company Stock Fund; and (c) Fidelity Advisor High Yield Portfolio; (iii) the following institutional client accounts or funds that are advised by an investment advisory affiliate of FMR Co.:  (a) Fidelity Canadian Balanced Fund – High Yield Bond Subaccount; (b) Pension Reserve Investment Management Board of Massachusetts High Yield Bond Account; (c) General Motors Hourly-Rate Employees Pension Trust 7N1J (Successor In Interest); and (d) General Motors Salaried Employees Pension Trust 7N1L (Successor In Interest) (the entities listed in subsections (i) – (iii) are collectively referred to as "Fidelity," and the agreement to settle claims with Fidelity is collectively referred to as the "Fidelity Settlement"); (iv) Archview Fund L.P (and its predecessor entity, Archview Credit Opportunities Fund L.P.); and (v) Archview Master Fund Ltd. (and its predecessor entity, Archview Credit Opportunities Master Fund Ltd.) (the entities listed in subsections (iv) – (v) are collectively referred to as "Archview," and the agreement to settle claims with Archview is collectively referred to as the "Archview Settlement").

At the end of June 2012, Delaware Lead Counsel and counsel for Defendants commenced more intensive settlement discussions.

In July 2012, counsel in the Garofalo Action separately initiated settlement discussions with counsel for Defendants, to which counsel for Defendants did not respond substantively.

In July 2012 and August 2012, Delaware Lead Counsel negotiated with counsel for plaintiffs in the Sullivan Action, Garofalo Action and Smutek Action concerning a potential resolution of their actions.

On August 10, 2012, at the conclusion of the negotiations between counsel for Defendants and Delaware Lead Counsel, the parties to all the actions identified above reached a comprehensive agreement in principle providing for the settlement of the actions.

Those extensive negotiations and discussions led to the execution of a Stipulation and Agreement of Compromise, Settlement and Release (with the exhibits thereto, the "Stipulation") on October 8, 2012 for the settlement of the Consolidated Action, Sullivan Action and Garofalo Action (collectively, the "Actions"), and the execution of a stipulation to be filed with the Delaware District Court for the settlement of the Smutek Action.

In deciding to pursue a settlement, Delaware Lead Counsel specifically evaluated the claims brought on behalf of stockholders who did not participate in the Exchange Offer, and concluded, after discussion with their financial advisor, that stockholders who did not participate in the Exchange Offer were not damaged as a result of the Exchange Offer.

Counsel for plaintiff in the Garofalo Action have represented that they performed a damages analysis with their in-house expert, who evaluated the tendering stockholders' claims asserted in the Actions and the potential settlement.

On October 19, 2012, the Court entered a scheduling order providing for, among other things, the scheduling of the Settlement Hearing; the temporary certification, for settlement purposes only, of the non opt-out Class; a stay of the Consolidated Action pending a hearing on the proposed Settlement; and an injunction against the commencement or prosecution of any action by any member of the Class asserting any of the Settled Claims (as defined below) subject to the Settlement of the Consolidated Action.

Reasons for the Settlement

Plaintiffs and Delaware Lead Counsel have concluded that a settlement of the Settled Claims (as defined below), based upon the terms contained in the Stipulation, is preferable to continued litigation.  On the basis of information available to them, including publicly available information, the discovery described herein, and consultations with independent financial advisors, and, in consideration of the strengths and weaknesses of their claims, Delaware Lead Counsel has determined that the Settlement described herein is fair, reasonable, adequate and in the best interests of the Class.

Each of the Defendants has denied, and continues to deny, all allegations of wrongdoing, fault, liability or damage to Plaintiffs and the Class and otherwise deny that they engaged in any wrongdoing or committed any violation of law or breach of duty and believe that they acted properly at all times, but wish to settle the Consolidated Action on the terms and conditions stated in the Stipulation in order to eliminate the burden and expense of further litigation and to put the Settled Claims (as defined below) to be released to rest finally and forever.

Settlement Terms

In consideration for the full settlement and release of all Settled Claims (as defined below) against all Released Persons (as defined below) and the dismissal with prejudice of the Actions, Defendants will cause to be paid to the Class a total settlement payment of $9,231,303 (the "Settlement Payment"), which shall be deposited into an account to be designated by Delaware Lead Counsel within ten (10) business days of the Effective Date (as defined below).

1,678,834 shares of Class A Common Stock were tendered into the Exchange Offer by members of the Class.  If you participated in the Exchange Offer, you are entitled to a financial award, which would be paid out of the Settlement Payment.  The Settlement Payment, less any court-approved fees, expenses and compensatory awards, will be distributed pro rata to the 1,678,834 shares.  Thus, to estimate your recovery, you will need to divide the number of shares you tendered by the total number of shares tendered by the Class members (1,678,834), and multiply the result by the Settlement Payment, net of fees, expenses and compensatory awards.  If you did not participate in the Exchange Offer, you are not entitled to a financial award from the Settlement Payment.

The Settlement is conditioned upon, and effective upon, the fulfillment of each of the following (the "Effective Date"):

(i)           the Settlement becoming final ("Final Approval") upon the completion of:  (a) negotiation and execution of the Stipulation and any related documentation; (b) approval of the Settlement, entry of the Order and Final Judgment, and dismissal with prejudice of the Consolidated Action in substantially the form attached to the Stipulation, without the award of any damages, costs, or fees, except as specifically provided in the Stipulation and approved by the Delaware Chancery Court; (c) the inclusion in the Order and Final Judgment of a provision enjoining all members of the Class (which includes plaintiffs in the Sullivan Action and Garofalo Action) from asserting any of the Settled Claims (as defined below); and (d) such Order and Final Judgment is either finally affirmed on appeal, or is not subject to appeal (or further appeal) by lapse of time or otherwise;

(ii)           dismissal with prejudice of the Sullivan Action and Garofalo Action, which dismissals are finally affirmed on appeal, or are not subject to appeal (or further appeal) by lapse of time or otherwise; and

(iii)           negotiation and execution of the settlement stipulation in the Smutek Action and any related documentation, approval of the settlement in the Smutek Action by the Delaware District Court, entry of an order and final judgment in the Smutek Action, which order and final judgment is either finally affirmed on appeal, or is not subject to appeal (or further appeal) by lapse of time or otherwise, and dismissal with prejudice of the Smutek Action.

The Settlement Hearing

The Settlement Hearing shall be held on February 20, 2013 at 10:00 a.m., by the Court in the Delaware Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 to:  (i) determine whether the Class as defined above should be certified; (ii) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Class; (iii) determine whether an Order and Final Judgment should be entered pursuant to the Stipulation, dismissing the Consolidated Action; (iv) determine whether Plaintiffs and Delaware Lead Counsel have adequately represented the Class; (v) consider the Fee Application; (vi) consider any objections to the proposed Settlement or Fee Application; and (vii) rule on such other matters as the Court may deem appropriate.

The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the Fee Application, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

The Court has reserved the right to approve the proposed Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the Class.

Right To Appear and Object

Any member of the Class who objects to the proposed Settlement, the Order and Final Judgment to be entered in the Consolidated Action, and/or the Fee Application, or who otherwise wishes to be heard, may appear in person or by such member's attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except by Order of the Court for good cause shown, no person or entity shall be heard and no papers, briefs, pleadings or other documents submitted by any person or entity shall be considered by the Court unless not later than ten (10) business days prior to the Settlement Hearing such person or entity files with the Register in Chancery and serves upon counsel listed below:  (i) a written notice of intention to appear, identifying the name, address and telephone number of the objector and, if represented, the objector's counsel; (ii) a signed written statement by the objector of such objector's objections to any matters before the Court; (iii) the grounds for such objections and the reasons that such objector desires to appear and be heard; (iv) proof of membership in the Class, including a listing of all transactions in Revlon Class A Common Stock between and including August 10, 2009 and October 8, 2009; and (v) all documents and writings such objector desires the Court to consider.  Such filings shall be served upon the following counsel:

Robert J. Katzenstein David A. Jenkins Smith Katzenstein & Jenkins, LLP 800 Delaware Avenue Suite 1000 Wilmington, Delaware 19801	William Savitt Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
Thomas J. Allingham II Alyssa S. O'Connell Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19899	Lawrence Zweifach Marshall R. King Gibson, Dunn & Crutcher LLP 200 Park Avenue, 47th Floor New York, New York 10166

Such papers must also be filed with the Register in Chancery, Delaware Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801.

Unless the Court otherwise directs, no person or entity shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiffs and Delaware Lead Counsel, any award of attorneys' fees and expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above.  Any person or entity who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in the Consolidated Action or any other action or proceeding.  Any member of the Class who does not object to the Settlement or the request by Delaware Lead Counsel for an award of attorneys' fees and expenses (as described below) or to any other matter stated above need not do anything.

The Order and Final Judgment

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Class, the parties to the Consolidated Action will ask the Court to enter the Order and Final Judgment, which will, among other things:

i.	approve the Settlement as fair, reasonable, adequate and in the best interests of the Class and direct consummation of the Settlement in accordance with its terms and conditions;

ii.
certify the Class as a non opt-out class pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) and designate Plaintiffs in the Consolidated Action as the Class representatives with Delaware Lead Counsel as Class counsel;

iii.	determine that the requirements of the rules of the Court and due process have been satisfied in connection with this Notice;

iv.	dismiss the Consolidated Action with prejudice on the merits and grant the releases more fully described below in accordance with the terms and conditions of the Stipulation;

v.
permanently bar and enjoin Plaintiffs and all members of the Class from instituting, commencing or prosecuting any of the Settled Claims (as defined below) against any of the Released Persons (as defined below); and

vi.	award attorneys' fees and expenses to Delaware Lead Counsel in the Consolidated Action on behalf of all plaintiffs' counsel in the Actions.

Releases

The parties have submitted the Settlement to the Court for approval.  The Stipulation provides that upon approval of the Settlement and in consideration of the benefits provided by the Settlement:

(i)           The Order and Final Judgment shall, among other things, provide for the full and complete dismissal of the Consolidated Action with prejudice, and the settlement and release of, and a permanent injunction barring, any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal, state, foreign or common law, including the federal securities laws and any state disclosure law), by or on behalf of plaintiffs in the Consolidated Action or any member of the Class, whether individual, direct, class, derivative (on behalf of Revlon or otherwise), representative, legal, equitable, or any other type or in any other capacity (collectively, the "Releasing Persons") against Defendants, Wolfe, Santagati, or any of their respective families, parent entities, controlling persons, associates, affiliates or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns (collectively, the "Released Persons") which the Releasing Persons ever had, now have, or may have by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Actions, the complaints and amended complaints in the Actions, the Proposal, the Exchange Offer and other transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company's actual, projected or estimated financial results for the third quarter 2009, or any other disclosure made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures) (the "Settled Claims"); provided, however, that the Settled Claims shall not release any claims to enforce the Settlement.

(ii)           The Order and Final Judgment shall bar and release any and all claims, known or unknown, for damages, injunctive relief, or any other remedies against plaintiffs in the Consolidated Action or any member of the Class, their attorneys or agents based upon, arising from, or related to prosecution and/or settlement of the Actions.

(iii)           These releases shall extend to all claims that Releasing Persons do not know or suspect to exist at the time of the release of the Settled Claims, which, if known, might have affected the Releasing Persons' decisions to enter into the releases or the Settlement.  Additionally, plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Claims, but that it is the intention of plaintiffs in the Actions, and by operation of law the intention of the members of the Class, to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.  Plaintiffs in the Actions acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that "Unknown Claims" are expressly included in the definition of "Settled Claims," and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Released Persons in entering into the Stipulation.  "Unknown Claims" means any claim that plaintiffs in the Actions or any member of the Class does not know or suspect exists in his, her or its favor at the time of the release of the Settled Claims as against the Released Persons, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement.  With respect to any of the Settled Claims, the parties stipulate and agree that upon Final Approval of the Settlement (as defined above), plaintiffs in the Actions shall expressly and each member of the Class shall be deemed to have, and by operation of the Order and Final Judgment by the Delaware Chancery Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Sullivan Action and Garofalo Action

Counsel for plaintiffs in the Sullivan Action and Garofalo Action shall seek dismissal with prejudice of the Sullivan Action and Garofalo Action within three (3) business days of the date of Final Approval of the Settlement (as defined above).

Application for Attorneys' Fees and Expenses

Delaware Lead Counsel, on behalf of all counsel for plaintiffs in the Actions, intends to apply to the Delaware Chancery Court for an award of attorneys' fees and expenses for the benefit obtained on behalf of the Class, and the Fidelity Settlement and the Archview Settlement.  Defendants reserve the right to oppose the award of attorneys' fees and expenses based on such application, except that Defendants will not base any opposition to the award of fees and expenses based on the Fidelity Settlement and Archview Settlement on the ground that Fidelity and Archview are not members of the Class as defined herein.  The award of attorneys' fees and expenses to any plaintiffs' counsel in the Actions is expressly contingent upon all of the conditions comprising the Effective Date (as defined above)  being met.  Delaware Lead Counsel also intends to seek compensatory awards for certain of the plaintiffs.  Payment of attorneys' fees and expenses, and any compensatory awards, will be made within ten (10) business days of the Effective Date (as defined above).  Any amounts of attorneys' fees and expenses and/or compensatory awards for plaintiffs that are awarded by the Delaware Chancery Court on the basis of the benefit represented by the Settlement Payment shall be paid exclusively from the Settlement Payment.  While plaintiffs and their counsel will be seeking fees from Fidelity and Archview for the benefits they believe they have achieved in connection with, respectively, the Fidelity Settlement and the Archview Settlement, they expressly acknowledge that they will not seek from Defendants, directly or indirectly, payment of any fees awarded by the Delaware Chancery Court on the basis of the purported benefits represented by the Fidelity Settlement and the Archview Settlement, that they will seek payment of any such fees only from Fidelity and Archview, that Defendants shall not be liable to plaintiffs or their counsel for any such fee award, and that plaintiffs in the Actions and their counsel expressly waive any right to receive such fees from Defendants.  For avoidance of doubt, any efforts by plaintiffs and their counsel to obtain fees from Fidelity and Archview shall not be deemed to be seeking or receiving from Defendants the direct or indirect payment of fees.  Except as provided in the Stipulation, Defendants shall bear no other expenses, costs, damages or fees incurred by plaintiffs in any of the Actions, by any member of the Class, or any of their respective attorneys, experts, advisors, agents, or representatives.  Delaware Lead Counsel's application for an award of attorneys' fees and expenses, and any compensatory award for plaintiffs in any of the Actions, will be the exclusive application for any such fees, expenses and awards, and counsel for plaintiffs in the Sullivan Action and Garofalo Action will not make separate applications for any attorneys' fees and expenses, or compensatory awards for plaintiffs in the Consolidated Action, Sullivan Action or Garofalo Action.  Defendants shall have no responsibility for, or liability with respect to, the allocation among any counsel for any plaintiff of any award of attorneys' fees and expenses that the Delaware Chancery Court may make, and Defendants take no position with respect to such matters.  Any disputes among counsel for any plaintiff with respect to the allocation of any award of attorneys' fees and expenses shall be made to the Delaware Chancery Court.

Any failure of the Delaware Chancery Court to approve a request for attorneys' fees and expenses in whole or in part shall not affect the remainder of the Settlement.

Notice to Persons or Entities That Held Ownership on Behalf of Others

Brokerage firms, banks and/or other persons or entities that are members of the Class in their capacities as record holders, but not as beneficial holders, are requested to promptly send this Notice to all of their respective beneficial holders.  If additional copies of this Notice are needed for forwarding to such beneficial holders, any requests for such copies or provision of a list of names and mailing addresses of beneficial holders may be made to:

In re Revlon, Inc. Shareholders Litigation
c/o GCG
PO Box 9947
Dublin, Ohio 43017-5947

Scope of this Notice and Additional Information

The foregoing description of the Settlement Hearing, the Consolidated Action, the terms of the proposed Settlement and other matters described herein do not purport to be comprehensive.  For a more detailed statement of the Settlement, you may review a copy of the Stipulation on file with the Register in Chancery, Delaware Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 during regular business hours or contact Delaware Lead Counsel as follows:

Robert J. Katzenstein
David A. Jenkins
Smith Katzenstein & Jenkins, LLP
800 Delaware Avenue
Suite 1000
Wilmington, Delaware  19801
(302) 652-8400

For a more detailed statement of the matters involved in these proceedings, you may also review the files at the Register in Chancery during regular business hours or contact Delaware Lead Counsel.  PLEASE DO NOT WRITE OR CALL THE COURT. Inquiries or comments about the Settlement may be directed to the attention of Delaware Lead Counsel.

Dated:    October 19, 2012
BY ORDER OF THE COURT

/s/ Kenneth J. Lagowski
Register in Chancery